EXHIBIT 10.7
                                                           [EXECUTION COPY]


                                First Amendment
                                       to
                          Registration Rights Agreement

          This is First Amendment to Registration Rights Agreement, dated as of June 18, 1997, (this "Amendment") by and among Nextel Communications, Inc., a Delaware corporation (the "Issuer"), Digital Radio, L.L.C., a Washington limited liability company (the "Investor"), and Option Acquisition, L.L.C., a Washington limited liability company ("Option Acquisition"), amending the Registration Rights Agreement, dated July 28, 1995 by and among the Issuer and the Investor (the "Original Agreement"). Capitalized terms that are used but not otherwise defined herein are used as defined in the Original Agreement.

                             Introductory Statement

          Option Acquisition and the Investor are both "controlled" by Craig O. McCaw ("Individual"). Issuer has agreed, in the Option Purchase Agreement, dated as of June 16, 1997, by and among Issuer, its wholly owned subsidiary Unrestricted Subsidiary Funding Company, and Option Acquisition (the "Option Purchase Agreement"), that shares of its Class A

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Common Stock, par value $.001 per share ("Issuer Common Stock") acquired by
Option Acquisition upon the exercise of two options being issued to Option Acquisition on the date of this Amendment (the "New Options") will be entitled to the benefits of the Original Agreement under certain circumstances, as set forth in this Agreement.

                                      Agreement

          NOW, THEREFORE, in consideration of the foregoing, the covenants of the Option Purchase Agreement and this Amendment, the parties agree as follows:

          1. Expand Definition of Registrable Securities. Recital D of the Original Agreement is hereby amended to delete the parentheses and parenthetical text, and Section 1(ix) of the Original Agreement is hereby amended to read in its entirety:

          (x) "Registrable Securities" means, except as otherwise stated in this Section (x), (A) Issuer Common Shares that the Investor and/or any of the Qualified Controlled Affiliates may purchase from the Issuer or receive upon conversion of any of its Issuer Preferred Shares or upon exercise of any of the Options; (B) Secondary Common Shares that the Investor and/or any of the Qualified Controlled Affiliates may purchase form Supplier

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     and Secondary Option Shares received upon exercise of the Supplier
     Option; and (C) Qualified New Option Shares; but does not include any other Issuer Common Shares or other securities of the Issuer which may now or hereafter be held or acquired by any holder of Registrable Securities. Securities will cease to be Registrable Securities upon the first to occur of the following: (i) such securities have been sold pursuant to a registration or pursuant to Rule 144 promulgated by the Securities and Exchange Commission (or any similar rule then in force);
     (ii) with respect to Issuer Common Shares issued upon exercise of the Incentive Stock Options, to the extent such securities have been previously registered if they may be resold by the holder thereof without registration or limitation; and (iii) such securities have been exchanged, substituted or replaced by securities which have been registered under the Securities Act. For all purposes of this Agreement, a holder of Registrable Securities shall be deemed to hold any Registrable Securities issuable to such holder upon conversion or exercise of, or in exchange for, Convertible Securities of the types described in clause (A) or (B) of this Section (x), disregarding any legal, regulatory or

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     contractual restrictions on such conversion, exercise or exchange.

          2. Add Definition of Qualified New Option Shares. Section 1(xiii) of the Original Agreement is hereby renumbered to be Section 1(ix), Section 1(x) is hereby renumbered Section 1(xi). A new Section 1(viii) is added as follows:

          (viii) "Qualified New Option Shares" means Issuer Common Shares, if any, owned by Option Acquisition acquired as a result of the exercise of a New Option, except that (A) no such shares are Qualified New Option Shares until January 1, 1999, (B) any such shares shall cease being Qualified New Option Shares from and after the first day that Individual and/or Members of the McCaw Family (as defined in Section 4 of the First Amendment to Registration Rights Agreement dated as of June 16, 1997 among the Issuer, Investor and Option Acquisition) no longer control Option Acquisition, (C) no such shares are Qualified New Option Shares from and after the time that the number of Issuer Common Shares held by Option Acquisition is less than 1% of the outstanding Issuer Common Shares and the holding period under Rule 144 of the Securities Act applicable to Option Acquisition has been satisfied.

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          3. Notices to Option Acquisition.  From and after January 1, 1999, the Issuer will send to Option Acquisition (at the address specified for notices under the Option Purchase Agreement) a copy of any notice that the Issuer sends to the Investor under the Original Agreement (as amended by this Amendment, and as the same may be further amended, the "Investor Registration Rights Agreement").

          4. Change in Control of Option Acquisition. (a) If Option Acquisition becomes aware that it is no longer controlled by Individual and/or Members of the McCaw Family (as defined below), Option Acquisition will notify Issuer of that fact and this Amendment will be void and without further force or effect. Solely for purposes of the Introductory Statement (as it relates to control of Option Acquisition) and Section 4 of this Amendment, and for purposes of
Section 1 (viii) (B) of the Original Agreement (as amended by this Amendment), the terms "controls" and "controlled by" shall mean that Individual and/or Members of the McCaw Family have the sole possession of at least 2/3 of the voting and investment power over management and policies of Option Acquisition including, without limitation, the sole authority to make all decisions with respect to the Option Purchase Agreement and the purchase, sale and voting of any

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securities of the Company owned or available for purchase by Option
Acquisition pursuant to the Option Purchase Agreement and the New Options. For purposes of Section 4 of this Amendment and Section 1(viii) of the Original Agreement (as amended by this Amendment), "Members of the McCaw Family" means Bruce R. McCaw, John E. McCaw, Keith O. McCaw, Marion O. Williams, their respective lineal descendants, any entity controlled by any such persons (including, without limitation, KMMK Limited Partnership), and any trust or foundation established by any such persons that holds all or any part of such persons' interests in Option Acquisition either during the lifetime or upon the death of any such persons.

          (b) At any time that Option acquisition is exercising any rights as a holder of Registrable Securities pursuant to the Investor Registration Rights Agreement, the Issuer may require Option Acquisition and Individual (or a Member of the McCaw Family if Individual is deceased on incapacitated at the time) to certify that Individual and/or Members of the McCaw Family control Option Acquisition.

          5. Reaffirmation of Original Agreement. Except as expressly stated in this Amendment, the Original Agreement remains in full force and effect.

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          IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed on their behalf, as of the day and year first above written.


                                NEXTEL COMMUNICATIONS, INC.


                                By: /s/Steven M. Shindler
                                    Steven M. Shindler
                                    Vice President


                                DIGITAL RADIO, L.L.C.


                                By: /s/C. James Judson


                                OPTION ACQUISITION, L.L.C.


                                By: /s/C. James Judson

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